SUBORDINATION AGREEMENT
This Subordination Agreement (the “Agreement”) is made effective as of September 17, 2015, by and between [*] (“Creditor”), and Hall Phoenix/Inwood, Ltd. a Texas limited partnership, with its principal place of business at 6801 Gaylord Parkway, Suite 100, Frisco, Texas 75034 (“Lender”).
Recitals
A.Calpian, Inc., a Texas corporation (the “Borrower”) has requested and/or obtained a loan in the amount of Two Million Dollars ($2,000,000.00) from Lender to Borrower (the “Loan”) which is secured by all of the Company’s right, title and interest in and to the following personal property (i) all goods; (ii) “account” as defined in the Uniform Commercial Code (the “Code”) with such additions to such term as may hereafter be made, and includes, without limitation, all accounts receivable and other sums owing to the Borrower; (iii) “equipment” as defined in the Code with such additions to such term as may hereafter be made, and includes without limitation all machinery, fixtures, goods, vehicles, and any interest in any of the foregoing; (iv) “inventory” as defined in the Code in effect on the date hereof with such additions to such term as may hereafter be made, and includes without limitation all merchandise, raw materials, parts, supplies, packing and shipping materials, work in process and finished products, including without limitation such inventory as is temporarily out of the Company’s custody or possession or in transit and including any returned goods and any documents of title representing any of the above; (v) contract rights or rights to payment of money, leases, license agreements, franchise agreements, commercial tort claims, documents, instruments (including any promissory notes), chattel paper (whether tangible or electronic), cash, deposit accounts, fixtures, letters of credit rights (whether or not the letter of credit is evidenced by a writing), securities, and “general intangibles” as defined in the Code in effect on the date hereof with such additions to such term as may hereafter be made, and includes without limitation, all intellectual property, claims, income and other tax refunds, security and other deposits, payment intangibles, contract rights, options to purchase or sell real or personal property, rights in all litigation presently or hereafter pending (whether in contract, tort or otherwise), insurance policies (including without limitation key man, property damage, and business interruption insurance), payments of insurance and rights to payment of any kind; (vi) all other investment property, supporting obligations, and financial assets, whether now owned or hereafter acquired, wherever located; (vii) proceeds of the Loan and (viii) all the Borrower’s books relating to the foregoing, and any and all claims, rights and interests in any of the above and all substitutions for, additions, attachments, accessories, accessions and improvements to and replacements, products, proceeds and insurance proceeds of any or all of the foregoing (the “Collateral”).
B.Creditor has extended loans or other credit accommodations to Borrower, and/or may extend loans or other credit accommodations to Borrower from time to time.
C.In order to induce Lender to make the Loan Creditor is willing to subordinate: (i) all of Borrower’s indebtedness to Creditor (including, without limitation, principal, premium (if any), interest, fees, charges, expenses, costs, professional fees and expenses, and reimbursement obligations), whether presently existing or arising in the future (the “Subordinated Debt”) to all of Borrower’s indebtedness and obligations arising under the Loan to Lender; and (ii) all of Creditor’s security interests, if any, to all of Lender’s security interests in the Collateral.
NOW, THEREFORE, THE PARTIES AGREE AS FOLLOWS:
1.Creditor subordinates to Lender any security interest or lien that Creditor may have in the Collateral. Notwithstanding the respective dates of attachment or perfection of the security interest of Creditor and the security interest of Lender, the security interest of Lender in the Collateral, as more specifically defined in that certain Loan and Security Agreement between Borrower and Lender dated as of September 17, 2015 (the “Loan and Security Agreement”), as may be amended from time to time, shall at all times be senior to the security interest of Creditor.
2.All Subordinated Debt is subordinated in right of payment to all obligations of Borrower to Lender arising under the Loan, together with all costs of collecting such obligations (including attorneys’ fees), including, without limitation, all interest accruing after the commencement by or against Borrower of any bankruptcy, reorganization or similar proceeding, and all obligations under the Loan and Security Agreement (the “Senior Debt”).
3.Creditor will not demand or receive from Borrower (and Borrower will not pay to Creditor) all or any part (other than scheduled interest payments as long as there are no Event of Default that is continuing under the Loan and Security Agreement) of the Subordinated Debt, by way of payment, prepayment, setoff, lawsuit or otherwise, nor will Creditor exercise any remedy with respect to the Collateral until such time as (i) the Senior Debt is fully paid in cash or converted to stock of Borrower, and (ii) all financing agreements between Lender and Borrower are terminated. Nothing herein shall prohibit Creditor from converting all or any part of the Subordinated Debt into equity securities of Borrower or from receiving cash payments in lieu of fractional shares in connection with such conversion (the “Fractional Payments”), provided that, if such securities have any call, put or other conversion features that would obligate Borrower to declare or pay dividends, make distributions, or otherwise pay any money or deliver any other securities or consideration to the holder, Creditor hereby agrees that Borrower may not declare, pay or make such dividends, distributions or other payments (other than the Fractional Payments) to Creditor, and Creditor shall not accept any such dividends, distributions or other payments except as may be permitted in the Security Agreement/documents evidencing the Senior Debt.
4.Creditor shall promptly deliver to Lender in the form received (except for endorsement or assignment by Creditor where required by Lender) for application to the Senior Debt any payment, distribution, security or proceeds received by Creditor with respect to the Subordinated Debt other than in accordance with this Agreement.
5.In the event of Borrower’s insolvency, reorganization or any case or proceeding under any bankruptcy or insolvency law or laws relating to the relief of debtors, these provisions shall remain in full force and effect, and Lender’s claims against Borrower and the estate of Borrower shall be paid in full before any payment is made to Creditor.
6.Until the Senior Debt is fully paid in cash or converted to stock of Borrower, Creditor irrevocably appoints Lender as Creditor’s attorney-in-fact, and grants to Lender a power of attorney with full power of substitution, in the name of Creditor or in the name of Lender, for the use and benefit of Lender, without notice to Creditor, to perform at Lender’s option the following acts in any bankruptcy, insolvency or similar proceeding involving Borrower:
(i)To file the appropriate claim or claims in respect of the Subordinated Debt on behalf of Creditor if Creditor does not do so prior to 30 days before the expiration of the time to file claims in such proceeding and if Lender elects, in its sole discretion, to file such claim or claims; and
(ii)To accept or reject any plan of reorganization or arrangement on behalf of Creditor and to otherwise vote Creditor’s claims in respect of any Subordinated Debt in any manner that Lender deems appropriate for the enforcement of its rights hereunder.
7.Creditor shall immediately affix a legend to the instruments evidencing the Subordinated Debt stating that the instruments are subject to the terms of this Agreement. By the execution of this Agreement, Creditor hereby authorizes Lender to amend any financing statements filed by Creditor against Borrower as follows: “In accordance with a certain Subordination Agreement by and among the Secured Party, the Debtor and Lender, the Secured Party has subordinated any security interest or lien that Secured Party may have in the Collateral to the security interest of Lender in the Collateral, notwithstanding the respective dates of attachment or perfection of the security interest of the Secured Party and Lender.”
8.No amendment of the documents evidencing or relating to the Subordinated Debt shall directly or indirectly modify the provisions of this Agreement in any manner which might terminate or impair the subordination of the Subordinated Debt or the subordination of the security interest or lien that Creditor may have in the Collateral. By way of example, such instruments shall not be amended to (i) increase the rate of interest with respect to the Subordinated Debt, or (ii) accelerate the payment of the principal or interest or any other portion of the Subordinated Debt. Upon written notice from Lender to Creditor of Lender's agreement to release its lien on all or any portion of the Collateral in connection with the sale, transfer or other disposition thereof by Lender (or by Borrower with consent of Lender), Creditor shall be deemed to have also, automatically and simultaneously, released its lien on such Collateral, and Creditor shall upon written request by Lender, immediately take such action as shall be necessary or appropriate to evidence and confirm such release. All proceeds resulting from any such sale, transfer or other disposition shall be applied first to the Senior Debt until payment in full thereof, with the balance, if any, to the Subordinated Debt, or to any other entitled party. If Creditor fails to release its lien as required hereunder, Creditor hereby appoints Lender as attorney in fact for Creditor with full power of substitution to release Creditor's liens as provided hereunder. Such power of attorney being coupled with an interest shall be irrevocable.
9.All necessary action on the part of the Creditor, its officers, directors, partners, members and shareholders, as applicable, necessary for the authorization of this Agreement and the performance of all obligations of the Creditor hereunder has been taken. This Agreement constitutes the legal, valid and binding obligation of Creditor, enforceable against Creditor in accordance with its terms. The execution, delivery and performance of and compliance with this Agreement by Creditor will not (i) result in any material violation or default of any term of any of the Creditor’s charter, formation or other organizational documents (such as Articles or Certificate of Incorporation, bylaws, partnership agreement, operating agreement, etc.) or (ii) violate any material applicable law, rule or regulation.
10.If, at any time after payment in full of the Senior Debt any payments of the Senior Debt must be disgorged by Lender for any reason (including, without limitation, the bankruptcy of Borrower), this Agreement and the relative rights and priorities set forth herein shall be reinstated as to all such disgorged payments as though such payments had not been made and Creditor shall immediately pay over to Lender all payments received with respect to the Subordinated Debt to the extent that such payments would have been prohibited hereunder. At any time and from time to time, without notice to Creditor, Lender may take such actions with respect to the Senior Debt as Lender, in its sole discretion, may deem appropriate, including, without limitation, terminating advances to Borrower, increasing the principal amount, extending the time of payment, increasing applicable interest rates, renewing, compromising or otherwise amending the terms of any documents affecting the Senior Debt and any collateral securing the Senior Debt, and enforcing or failing to enforce any rights against Borrower or any other person. No such action or inaction shall impair or otherwise affect Lender’s rights hereunder. Creditor waives the benefits, if any, of any statutory or common law rule that may permit a subordinating creditor to assert any defenses of a surety or guarantor, or that may give the subordinating creditor the right to require a senior creditor to marshal assets, and Creditor agrees that it shall not assert any such defenses or rights.

11.This Agreement shall bind any successors or assignees of Creditor and shall benefit any successors or assigns of Lender. This Agreement shall remain effective until terminated in writing by Lender. This Agreement is solely for the benefit of Creditor and Lender and not for the benefit of Borrower or any other party.
12.Creditor hereby agrees to execute such documents and/or take such further action as Lender may at any time or times reasonably request in order to carry out the provisions and intent of this Agreement, including, without limitation, ratifications and confirmations of this Agreement from time to time hereafter, as and when requested by Lender.
13.This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument.
14.This Agreement shall be governed by and construed in accordance with the laws of the State of Texas, without giving effect to conflicts of laws principles. Creditor and Lender submit to the exclusive jurisdiction of the state and federal courts located in Dallas County, Texas in any action, suit, or proceeding of any kind, against it which arises out of or by reason of this Agreement. CREDITOR AND LENDER WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREIN.
15.This Agreement represents the entire agreement with respect to the subject matter hereof, and supersedes all prior negotiations, agreements and commitments. Creditor is not relying on any representations by Lender or Borrower in entering into this Agreement, and Creditor has kept and will continue to keep itself fully apprised of the financial and other condition of Borrower. This Agreement may be amended only by written instrument signed by Creditor and Lender.
16.In the event of any legal action to enforce the rights of a party under this Agreement, the party prevailing in such action shall be entitled, in addition to such other relief as may be granted, all reasonable costs and expenses, including reasonable attorneys’ fees, incurred in such action.

[Signature page follows]
IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first above written.
“Creditor”
________________________________________
Signature

“Lender”
HALL PHOENIX/INWOOD, LTD.
By: Phoenix Inwood Corporation, General Partner

By:___/s/ Bryan Tolbert___________________
Bryan Tolbert, Vice President of Finance

The undersigned approves of the terms of this Agreement.
CALPIAN, INC.

By:___/s/ Harold Montgomery_____________
Harold Montgomery, Chief Executive Officer